Exhibit 1.1

Execution Version

THE BOEING COMPANY

Unsecured Debt Securities

PURCHASE AGREEMENT

April 29, 2024

The Boeing Company

929 Long Bridge Drive

Arlington, Virginia 22202

Ladies and Gentlemen:

Reference is made to the Unsecured Debt Securities of The Boeing Company (the “Company”) covered by the preliminary offering memorandum dated April 29, 2024. Such preliminary offering memorandum, including all documents incorporated by reference therein, is hereinafter called the “Preliminary Memorandum.” The final offering memorandum, dated April 29, 2024, relating to the Purchased Notes, including all documents incorporated by reference therein, is hereinafter called the “Final Memorandum.” For purposes of this Purchase Agreement, “Company Supplemental Disclosure Document” means any offer relating to the Purchased Notes that would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) by the Securities and Exchange Commission (the “Commission”) and “Disclosure Package” means the Preliminary Memorandum together with the term sheet (the “Term Sheet”), a copy of which is attached as Schedule B hereto. “Time of Sale” means 2:15 p.m. (Eastern Time) on the date of this Purchase Agreement. Any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Memorandum or the Final Memorandum shall be deemed to refer to and include any documents filed after the date of the Preliminary Memorandum or the Final Memorandum, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) that are deemed to be incorporated by reference therein.

On the basis of the representations, warranties and agreements contained in this Purchase Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the “Purchasers”) agree to purchase, severally and not jointly, and the Company agrees to sell to the Purchasers, severally and not jointly, the respective principal amounts of the Company’s 6.259% Senior Notes due 2027 (the “2027 Notes”), 6.298% Senior Notes due 2029 (the “2029 Notes”), 6.388% Senior Notes due 2031 (the “2031 Notes”), 6.528% Senior Notes due 2034 (the “2034 Notes”), 6.858% Senior Notes due 2054 (the “2054 Notes”) and 7.008% Senior Notes due 2064 (the “2064 Notes” and, together with the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes and the 2054 Notes, the “Purchased Notes”) set forth opposite the name of each Purchaser on Schedule A hereto. The Purchased Notes will have the terms set forth in the Term Sheet.

The price at which the Purchased Notes shall be purchased from the Company by the Purchasers shall be 99.750% of the principal amount of the 2027 Notes, 99.650% of the principal amount of the 2029 Notes, 99.600% of the principal amount of the 2031 Notes, 99.550% of the principal amount of the 2034 Notes, 99.125% of the principal amount of the 2054 Notes and 99.075% of the principal amount of the 2064 Notes, plus, in each case, accrued interest, if any, from May 1, 2024 to the date of delivery. The offering price of the Purchased Notes shall be as set forth in the Term Sheet. The Purchased Notes will be offered by the Purchasers as set forth in the Disclosure Package relating to the Purchased Notes.

The Company understands that the Purchasers intend to offer the Purchased Notes (i) in the United States only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (ii) to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act, in each case as soon after the effectiveness of this Purchase Agreement as in the judgment of the Purchasers is advisable, and initially to offer the Purchased Notes on the terms set forth in the Disclosure Package. The Company acknowledges and agrees that the Purchasers may offer and sell Purchased Notes to or through any affiliate of a Purchaser and that any such affiliate may offer and sell Purchased Notes purchased by it to or through any Purchaser.

If we are acting as Representatives (as defined on the signature pages hereto) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with the transactions contemplated in this Purchase Agreement, and that, if there is more than one of us, any action under this Purchase Agreement taken by any of us will be binding upon all the Purchasers.

All of the provisions contained in the document entitled “The Boeing Company Standard Purchase Provisions,” a copy of which is attached hereto, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein, except that references in Section 9 of “The Boeing Company Standard Purchase Provisions,” with respect to this Purchase Agreement only, are references to the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2054 Notes and the 2064 Notes, separately, and Section 9 shall apply to each such series separately and not to all such series together.

Each Purchaser that is not a U.S. registered broker-dealer represents that if it sells Purchased Notes in the United States it will do so through one or more U.S. registered broker-dealers as permitted by the Financial Industry Regulatory Authority regulations.

Each Purchaser hereby agrees that it will not offer, sell or deliver any of the Purchased Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its resale of the Purchased Notes in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Purchased Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Purchased Notes, except in any such case with the prior express written consent of the Company and the Representatives acting on behalf of the Purchasers, and then only at its own risk and expense.

2

The Company authorizes the Purchasers to make such public disclosure of information relating to stabilization of the Purchased Notes as is required by applicable law and regulation.

The Purchased Notes will be issued under the Indenture dated as of February 1, 2003 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of the Closing Date (as defined below), between the Company and the Trustee.

The Purchased Notes will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) to be dated as of the Closing Date, between the Company and the Purchasers, pursuant to which the Company will agree to use commercially reasonable efforts to cause to be filed with the Commission, in accordance with the terms and conditions set forth therein, (i) a registration statement under the Securities Act relating to debt securities of the Company with terms substantially identical to the Purchased Notes (the “Exchange Notes”) (except that the Exchange Notes will not contain terms with respect to transfer restrictions and the payment of additional interest), to be offered in exchange for the Purchased Notes and/or (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Purchased Notes.

Notwithstanding and to the exclusion of any other term of this Purchase Agreement or any other agreements, arrangements, or understanding between the Company and the Purchasers, the Company acknowledges and accepts that a BRRD Liability arising under this Purchase Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

a. the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Purchasers to the Company under this Purchase Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i. the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii. the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Purchasers or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

iii. the cancellation of the BRRD Liability; or

iv. the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

b. the terms of this Purchase Agreement may be varied, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

3

For purposes of this section, the following definitions shall apply:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Purchasers. Recognition of the U.S. Special Resolution Regimes.

Recognition of the U.S. Special Resolution Regimes.

a. In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Purchase Agreement, and any interest and obligation in or under this Purchase Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Purchase Agreement, and any interest and obligation in or under this Purchase Agreement, were governed by the laws of the United States or a state of the United States.

b. In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Purchase Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Purchase Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

i. a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

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ii. a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii. a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

The “Closing Date” shall be: May 1, 2024.

The place to which the Purchased Notes may be checked, packaged and delivered shall be:

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Attention: Robert M. Hayward

Michael P. Keeley

Notices to the Purchasers shall be sent to the Representatives at the following addresses or telecopier numbers:

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel Facsimile: (646) 291-1469	BofA Securities, Inc. 114 West 47th Street NY8-114-07-01 New York, New York 10036 Attention: High Grade Debt Capital Markets Transaction Management/Legal Facsimile: (212) 901-7881

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10017 Attention: Investment Grade Syndicate Desk Facsimile: (212) 834-6081	Wells Fargo Securities, LLC 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202 Attention: Transaction Management Facsimile: (704) 410-0326

With a copy to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention: Edward S. Best

John R. Ablan

(Remainder of page intentionally left blank)

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.
BOFA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC

BY: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

BY: BOFA SECURITIES, INC.

By:	/s/ Chris Cote
Name: Chris Cote
Title: Managing Director

BY: J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

BY: WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

For themselves and the other several
Purchasers named in Schedule A to the
foregoing Purchase Agreement

[Signature Page to the Purchase Agreement]

The foregoing Purchase

Agreement is hereby confirmed

as of the date first above written

THE BOEING COMPANY

By:	/s/ David R. Whitehouse
Name: David R. Whitehouse
Title: Senior Vice President and Treasurer

[Signature Page to the Purchase Agreement]

SCHEDULE A

Name of Purchaser	Principal Amount of 2027 Notes
Citigroup Global Markets Inc.	$125,000,000
BofA Securities, Inc.	104,000,000
J.P. Morgan Securities LLC	104,000,000
Wells Fargo Securities, LLC	104,000,000
BNP Paribas Securities Corp.	50,000,000
Deutsche Bank Securities Inc.	50,000,000
Goldman Sachs & Co. LLC	50,000,000
Mizuho Securities USA LLC	50,000,000
Morgan Stanley & Co. LLC	50,000,000
RBC Capital Markets, LLC	50,000,000
SMBC Nikko Securities America, Inc.	50,000,000
Barclays Capital Inc.	35,000,000
Credit Agricole Securities (USA) Inc.	35,000,000
MUFG Securities Americas Inc.	35,000,000
SG Americas Securities, LLC	35,000,000
Commerz Markets LLC	18,000,000
Santander US Capital Markets LLC	18,000,000
ANZ Securities Inc.	5,000,000
Lloyds Securities Inc.	5,000,000
PJT Partners LP	5,000,000
Standard Chartered Bank	5,000,000
U.S. Bancorp Investments, Inc.	5,000,000
Westpac Capital Markets LLC	5,000,000
Academy Securities, Inc.	3,500,000
Loop Capital Markets LLC	2,500,000
Siebert Williams Shank & Co., LLC	1,000,000

Total	$1,000,000,000

Name of Purchaser	Principal Amount of 2029 Notes
Citigroup Global Markets Inc.	$187,500,000
BofA Securities, Inc.	156,000,000
J.P. Morgan Securities LLC	156,000,000
Wells Fargo Securities, LLC	156,000,000
BNP Paribas Securities Corp.	75,000,000
Deutsche Bank Securities Inc.	75,000,000
Goldman Sachs & Co. LLC	75,000,000
Mizuho Securities USA LLC	75,000,000
Morgan Stanley & Co. LLC	75,000,000
RBC Capital Markets, LLC	75,000,000
SMBC Nikko Securities America, Inc.	75,000,000
Barclays Capital Inc.	52,500,000
Credit Agricole Securities (USA) Inc.	52,500,000
MUFG Securities Americas Inc.	52,500,000
SG Americas Securities, LLC	52,500,000
Commerz Markets LLC	27,000,000
Santander US Capital Markets LLC	27,000,000
ANZ Securities Inc.	7,500,000
Lloyds Securities Inc.	7,500,000
PJT Partners LP	7,500,000
Standard Chartered Bank	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000
Westpac Capital Markets LLC	7,500,000
Academy Securities, Inc.	5,250,000
Loop Capital Markets LLC	3,750,000
Siebert Williams Shank & Co., LLC	1,500,000

Total	$1,500,000,000

Name of Purchaser	Principal Amount of 2031 Notes
Citigroup Global Markets Inc.	$125,000,000
BofA Securities, Inc.	104,000,000
J.P. Morgan Securities LLC	104,000,000
Wells Fargo Securities, LLC	104,000,000
BNP Paribas Securities Corp.	50,000,000
Deutsche Bank Securities Inc.	50,000,000
Goldman Sachs & Co. LLC	50,000,000
Mizuho Securities USA LLC	50,000,000
Morgan Stanley & Co. LLC	50,000,000
RBC Capital Markets, LLC	50,000,000
SMBC Nikko Securities America, Inc.	50,000,000
Barclays Capital Inc.	35,000,000
Credit Agricole Securities (USA) Inc.	35,000,000
MUFG Securities Americas Inc.	35,000,000
SG Americas Securities, LLC	35,000,000
Commerz Markets LLC	18,000,000
Santander US Capital Markets LLC	18,000,000
ANZ Securities Inc.	5,000,000
Lloyds Securities Inc.	5,000,000
PJT Partners LP	5,000,000
Standard Chartered Bank	5,000,000
U.S. Bancorp Investments, Inc.	5,000,000
Westpac Capital Markets LLC	5,000,000
Academy Securities, Inc.	3,500,000
Loop Capital Markets LLC	2,500,000
Siebert Williams Shank & Co., LLC	1,000,000

Total	$1,000,000,000

Name of Purchaser	Principal Amount of 2034 Notes
Citigroup Global Markets Inc.	$312,500,000
BofA Securities, Inc.	260,000,000
J.P. Morgan Securities LLC	260,000,000
Wells Fargo Securities, LLC	260,000,000
BNP Paribas Securities Corp.	125,000,000
Deutsche Bank Securities Inc.	125,000,000
Goldman Sachs & Co. LLC	125,000,000
Mizuho Securities USA LLC	125,000,000
Morgan Stanley & Co. LLC	125,000,000
RBC Capital Markets, LLC	125,000,000
SMBC Nikko Securities America, Inc.	125,000,000
Barclays Capital Inc.	87,500,000
Credit Agricole Securities (USA) Inc.	87,500,000
MUFG Securities Americas Inc.	87,500,000
SG Americas Securities, LLC	87,500,000
Commerz Markets LLC	45,000,000
Santander US Capital Markets LLC	45,000,000
ANZ Securities Inc.	12,500,000
Lloyds Securities Inc.	12,500,000
PJT Partners LP	12,500,000
Standard Chartered Bank	12,500,000
U.S. Bancorp Investments, Inc.	12,500,000
Westpac Capital Markets LLC	12,500,000
Academy Securities, Inc.	8,750,000
Loop Capital Markets LLC	6,250,000
Siebert Williams Shank & Co., LLC	2,500,000

Total	$2,500,000,000

Name of Purchaser	Principal Amount of 2054 Notes
Citigroup Global Markets Inc.	$312,500,000
BofA Securities, Inc.	260,000,000
J.P. Morgan Securities LLC	260,000,000
Wells Fargo Securities, LLC	260,000,000
BNP Paribas Securities Corp.	125,000,000
Deutsche Bank Securities Inc.	125,000,000
Goldman Sachs & Co. LLC	125,000,000
Mizuho Securities USA LLC	125,000,000
Morgan Stanley & Co. LLC	125,000,000
RBC Capital Markets, LLC	125,000,000
SMBC Nikko Securities America, Inc.	125,000,000
Barclays Capital Inc.	87,500,000
Credit Agricole Securities (USA) Inc.	87,500,000
MUFG Securities Americas Inc.	87,500,000
SG Americas Securities, LLC	87,500,000
Commerz Markets LLC	45,000,000
Santander US Capital Markets LLC	45,000,000
ANZ Securities Inc.	12,500,000
Lloyds Securities Inc.	12,500,000
PJT Partners LP	12,500,000
Standard Chartered Bank	12,500,000
U.S. Bancorp Investments, Inc.	12,500,000
Westpac Capital Markets LLC	12,500,000
Academy Securities, Inc.	8,750,000
Loop Capital Markets LLC	6,250,000
Siebert Williams Shank & Co., LLC	2,500,000

Total	$2,500,000,000

Name of Purchaser	Principal Amount of 2064 Notes
Citigroup Global Markets Inc.	$187,500,000
BofA Securities, Inc.	156,000,000
J.P. Morgan Securities LLC	156,000,000
Wells Fargo Securities, LLC	156,000,000
BNP Paribas Securities Corp.	75,000,000
Deutsche Bank Securities Inc.	75,000,000
Goldman Sachs & Co. LLC	75,000,000
Mizuho Securities USA LLC	75,000,000
Morgan Stanley & Co. LLC	75,000,000
RBC Capital Markets, LLC	75,000,000
SMBC Nikko Securities America, Inc.	75,000,000
Barclays Capital Inc.	52,500,000
Credit Agricole Securities (USA) Inc.	52,500,000
MUFG Securities Americas Inc.	52,500,000
SG Americas Securities, LLC	52,500,000
Commerz Markets LLC	27,000,000
Santander US Capital Markets LLC	27,000,000
ANZ Securities Inc.	7,500,000
Lloyds Securities Inc.	7,500,000
PJT Partners LP	7,500,000
Standard Chartered Bank	7,500,000
U.S. Bancorp Investments, Inc.	7,500,000
Westpac Capital Markets LLC	7,500,000
Academy Securities, Inc.	5,250,000
Loop Capital Markets LLC	3,750,000
Siebert Williams Shank & Co., LLC	1,500,000

Total	$1,500,000,000

SCHEDULE B

The Boeing Company

Term Sheet

$1,000,000,000 6.259% Senior Notes due 2027

Summary of Final Terms

Dated April 29, 2024

Issuer	The Boeing Company

Expected Ratings*	[Intentionally Omitted]

Type of Offering	Rule 144A / Regulation S (with registration rights)

Principal Amount	$1,000,000,000

Trade Date	April 29, 2024

Settlement Date (T+2)	May 1, 2024

Maturity Date	May 1, 2027

Treasury Benchmark	UST 4.500% due April 15, 2027

Treasury Price / Yield	99-05 / 4.809%

Spread to Treasury	+145 bps

Yield to Maturity	6.259%

Offering Price**	100.000%

Coupon (Interest Rate)	6.259%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2024

Call Provision	MWC @ T+25 bps at any time prior to April 1, 2027; par call at any time on or after April 1, 2027

CUSIP	097023DH5 (Rule 144A) U77434AA3 (Regulation S)

ISIN	US097023DH56 (Rule 144A) USU77434AA39 (Regulation S)

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers	Barclays Capital Inc. Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc. SG Americas Securities, LLC Commerz Markets LLC Santander US Capital Markets LLC

Co-Managers	ANZ Securities Inc. Lloyds Securities Inc. PJT Partners LP Standard Chartered Bank U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

$1,500,000,000 6.298% Senior Notes due 2029

Summary of Final Terms

Dated April 29, 2024

Issuer	The Boeing Company

Expected Ratings*	[Intentionally Omitted]

Type of Offering	Rule 144A / Regulation S (with registration rights)

Principal Amount	$1,500,000,000

Trade Date	April 29, 2024

Settlement Date (T+2)	May 1, 2024

Maturity Date	May 1, 2029

Treasury Benchmark	UST 4.625% due April 30, 2029

Treasury Price / Yield	99-28 3⁄4 / 4.648%

Spread to Treasury	+165 bps

Yield to Maturity	6.298%

Offering Price**	100.000%

Coupon (Interest Rate)	6.298%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2024

Call Provision	MWC @ T+25 bps at any time prior to April 1, 2029; par call at any time on or after April 1, 2029

CUSIP	097023DJ1 (Rule 144A) U77434AB1 (Regulation S)

ISIN	US097023DJ13 (Rule 144A) USU77434AB12 (Regulation S)

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers	Barclays Capital Inc. Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc. SG Americas Securities, LLC Commerz Markets LLC Santander US Capital Markets LLC

Co-Managers	ANZ Securities Inc. Lloyds Securities Inc. PJT Partners LP Standard Chartered Bank U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

$1,000,000,000 6.388% Senior Notes due 2031

Summary of Final Terms

Dated April 29, 2024

Issuer	The Boeing Company

Expected Ratings*	[Intentionally Omitted]

Type of Offering	Rule 144A / Regulation S (with registration rights)

Principal Amount	$1,000,000,000

Trade Date	April 29, 2024

Settlement Date (T+2)	May 1, 2024

Maturity Date	May 1, 2031

Treasury Benchmark	UST 4.625% due April 30, 2031

Treasury Price / Yield	99-29+ / 4.638%

Spread to Treasury	+175 bps

Yield to Maturity	6.388%

Offering Price**	100.000%

Coupon (Interest Rate)	6.388%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2024

Call Provision	MWC @ T+30 bps at any time prior to March 1, 2031; par call at any time on or after March 1, 2031

CUSIP	097023DK8 (Rule 144A) U77434AC9 (Regulation S)

ISIN	US097023DK85 (Rule 144A) USU77434AC94 (Regulation S)

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers	Barclays Capital Inc. Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc. SG Americas Securities, LLC Commerz Markets LLC Santander US Capital Markets LLC

Co-Managers	ANZ Securities Inc. Lloyds Securities Inc. PJT Partners LP Standard Chartered Bank U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

$2,500,000,000 6.528% Senior Notes due 2034

Summary of Final Terms

Dated April 29, 2024

Issuer	The Boeing Company

Expected Ratings*	[Intentionally Omitted]

Type of Offering	Rule 144A / Regulation S (with registration rights)

Principal Amount	$2,500,000,000

Trade Date	April 29, 2024

Settlement Date (T+2)	May 1, 2024

Maturity Date	May 1, 2034

Treasury Benchmark	UST 4.000% due February 15, 2034

Treasury Price / Yield	95-03 / 4.628%

Spread to Treasury	+190 bps

Yield to Maturity	6.528%

Offering Price**	100.000%

Coupon (Interest Rate)	6.528%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2024

Call Provision	MWC @ T+30 bps at any time prior to February 1, 2034; par call at any time on or after February 1, 2034

CUSIP	097023DL6 (Rule 144A) U77434AD7 (Regulation S)

ISIN	US097023DL68 (Rule 144A) USU77434AD77 (Regulation S)

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers	Barclays Capital Inc. Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc. SG Americas Securities, LLC Commerz Markets LLC Santander US Capital Markets LLC

Co-Managers	ANZ Securities Inc. Lloyds Securities Inc. PJT Partners LP Standard Chartered Bank U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

$2,500,000,000 6.858% Senior Notes due 2054

Summary of Final Terms

Dated April 29, 2024

Issuer	The Boeing Company

Expected Ratings*	[Intentionally Omitted]

Type of Offering	Rule 144A / Regulation S (with registration rights)

Principal Amount	$2,500,000,000

Trade Date	April 29, 2024

Settlement Date (T+2)	May 1, 2024

Maturity Date	May 1, 2054

Treasury Benchmark	UST 4.750% due November 15, 2053

Treasury Price / Yield	99-28 / 4.758%

Spread to Treasury	+210 bps

Yield to Maturity	6.858%

Offering Price**	100.000%

Coupon (Interest Rate)	6.858%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2024

Call Provision	MWC @ T+35 bps at any time prior to November 1, 2053; par call at any time on or after November 1, 2053

CUSIP	097023DM4 (Rule 144A) U77434AE5 (Regulation S)

ISIN	US97023DM42 (Rule 144A) USU77434AE50 (Regulation S)

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers	Barclays Capital Inc. Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc. SG Americas Securities, LLC Commerz Markets LLC Santander US Capital Markets LLC

Co-Managers	ANZ Securities Inc. Lloyds Securities Inc. PJT Partners LP Standard Chartered Bank U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

$1,500,000,000 7.008% Senior Notes due 2064

Summary of Final Terms

Dated April 29, 2024

Issuer	The Boeing Company

Expected Ratings*	[Intentionally Omitted]

Type of Offering	Rule 144A / Regulation S (with registration rights)

Principal Amount	$1,500,000,000

Trade Date	April 29, 2024

Settlement Date (T+2)	May 1, 2024

Maturity Date	May 1, 2064s

Treasury Benchmark	UST 4.750% due November 15, 2053

Treasury Price / Yield	99-28 / 4.758%

Spread to Treasury	+225 bps

Yield to Maturity	7.008%

Offering Price**	100.000%

Coupon (Interest Rate)	7.008%

Interest Payment Dates	May 1 and November 1

First Interest Payment Date	November 1, 2024

Call Provision	MWC @ T+35 bps at any time prior to November 1, 2063; par call at any time on or after November 1, 2063

CUSIP	097023DN2 (Rule 144A) U77434AF2 (Regulation S)

ISIN	US097023DN25 (Rule 144A) USU77434AF26 (Regulation S)

Joint Book-Running Managers

Citigroup Global Markets Inc.

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers	Barclays Capital Inc. Credit Agricole Securities (USA) Inc. MUFG Securities Americas Inc. SG Americas Securities, LLC Commerz Markets LLC Santander US Capital Markets LLC

Co-Managers	ANZ Securities Inc. Lloyds Securities Inc. PJT Partners LP Standard Chartered Bank U.S. Bancorp Investments, Inc. Westpac Capital Markets LLC

Junior Co-Managers	Academy Securities, Inc. Loop Capital Markets LLC Siebert Williams Shank & Co., LLC

Notes:

*	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**	Plus accrued interest, if any, from May 1, 2024.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The notes have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and are being offered and sold in the United States only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration under the Securities Act provided by Rule 144A and outside the United States to certain non U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

The information in this final term sheet supplements the Company’s preliminary offering memorandum, dated April 29, 2024 (the “Preliminary Memorandum”) and supersedes the information in the Preliminary Memorandum to the extent inconsistent with the information in the Preliminary Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Memorandum.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE C

Company Supplemental Disclosure Document

Term sheet, dated April 29, 2024

C-1

THE BOEING COMPANY

STANDARD PURCHASE PROVISIONS

From time to time, The Boeing Company, a Delaware corporation (“Company”), may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (“Purchase Agreement”). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as “this Agreement.” Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

1. Introductory. The Company proposes to issue and sell from time to time its Unsecured Debt Securities (“Notes”) in transactions exempt from, or not subject to, the registration requirements of the Securities Act pursuant to Rule 144A or Regulation S promulgated thereunder. The Notes will be issued under an Indenture, dated as of February 1, 2003 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, as Trustee, as supplemented by a first supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of the Closing Date (as defined below), between the Company and the Trustee. The Notes will be sold to the Purchasers (as defined below) for resale in accordance with the terms of the offering determined at the time of the sale. The Notes involved in any such offering are hereinafter referred to as the “Purchased Notes,” and the firm or firms, as the case may be, which agree to purchase the same are hereinafter referred to as the “Purchasers” of such Purchased Notes. The terms “you” and “your” refer to those Purchasers who sign the Purchase Agreement either on behalf of themselves only or on behalf of themselves and as representatives of the several Purchasers named in Schedule A thereto, as the case may be.

2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Purchaser that:

(a) Except for the Company Supplemental Disclosure Documents, if any, identified in Schedule C to the Purchase Agreement, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Company Supplemental Disclosure Documents. Each Company Supplemental Disclosure Document that the Company has distributed, as of its issue date and at all subsequent times through the completion of the offer and sale of the Purchased Notes or until any earlier date that the Company notifies the Purchasers as described in the next sentence, will not contain any information that conflicts with the information contained in the Disclosure Package, the Final Memorandum and any amendment or supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of a Company Supplemental Disclosure Document that the Company has distributed there occurs an event or development as a result of which such Company Supplemental Disclosure Document contained an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Purchasers so that any use of such Company Supplemental Disclosure Document may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein.

(b) At the Time of Sale, the Disclosure Package did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. The Final Memorandum, as of its date, does not contain and, as amended or supplemented, if applicable, and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements or omissions in such document based upon written information furnished to the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Disclosure Package or the Final Memorandum, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act. Any additional documents deemed to be incorporated by reference in the Disclosure Package or the Final Memorandum, will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Neither the Company nor any of its affiliates (“Affiliates”), as such term is defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”), or any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security under the Securities Act, that is or will be integrated with the sale of the Purchased Notes in a manner that would require the registration of the Purchased Notes under the Securities Act.

(d) None of the Company, its Affiliates, or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Purchased Notes or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act (“Regulation S”)) with respect to the Purchased Notes; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(e) The Purchased Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(f) No registration under the Securities Act of the Purchased Notes and no qualification of an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), is required for the offer and sale of the Purchased Notes to or by the Purchasers in the manner contemplated herein, in the Disclosure Package and the Final Memorandum.

(g) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and corporate authority to own its properties and conduct its business as described in the Disclosure Package and the Final Memorandum; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not individually or in the aggregate have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole or on the Company’s ability to perform its obligations under the Purchased Notes and the Indenture in any material respect (a “Material Adverse Effect”).

(h) Each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company, if any, (each a “Material Subsidiary” and together the “Material Subsidiaries”) has been duly incorporated and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own its properties and conduct its business as described in the Disclosure Package and Final Memorandum; and each Material Subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock or ownership interests of each Material Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or ownership interests of each Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens and encumbrances except for such liens or encumbrances that would not have a Material Adverse Effect.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) The Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered (assuming due authorization, execution and delivery by the Purchasers) will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(k) The Base Indenture has been duly authorized, executed and delivered by the Company and the Trustee, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(l) The Purchased Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(m) The Exchange Notes have been duly authorized, and, when issued and delivered pursuant to the Registration Rights Agreement in exchange for the Purchased Notes, will have been duly executed and delivered by the Company and (when authenticated in the manner provided for in the Indenture) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(n) The Purchased Notes, the Registration Rights Agreement and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and Final Memorandum.

(o) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture in connection with the issuance and sale of the Purchased Notes by the Company, except such as may be required under state securities laws.

(p) The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Purchased Notes and the Exchange Notes, and compliance with the terms and provisions thereof have been duly authorized by all necessary corporate action and as of the date hereof, do not and as of the Closing Date, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, or assets of the Company or any Material Subsidiary under (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Material Subsidiary of the Company (provided however that enforcement of rights to indemnity and contribution in this

Agreement may be limited by federal or state securities laws or principles of public policy), or any of their properties, (ii) any material agreement or instrument to which the Company or any such Material Subsidiary is a party or by which the Company or any such Material Subsidiary is bound or to which any of the properties of the Company or any such Material Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Material Subsidiary except in the case of (i) and (ii) where such breach or violation or default would not have a Material Adverse Effect.

(q) Except as disclosed in the Disclosure Package and the Final Memorandum, the Company and its Material Subsidiaries have good and marketable title to all real properties and good title to all other properties and assets owned by them that are material to the business of the Company and its subsidiaries consolidated as a single enterprise, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Disclosure Package and Final Memorandum, the Company and its Material Subsidiaries hold any leased real or personal property under valid and enforceable leases with such exceptions that are not material to the business of the Company and its subsidiaries consolidated as a single enterprise and that would not materially interfere with the use made or to be made thereof by them.

(r) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or bylaws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound or to which any of their properties may be subject, except in the case of (ii) where such default would not have a Material Adverse Effect.

(s) Except as disclosed in the Disclosure Package and Final Memorandum, the Company and its Material Subsidiaries (i) possess adequate certificates, authorities, licenses, permits, orders or approvals issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, including, without limitation, from the Federal Aviation Administration, except where the failure to do so would not have a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Material Subsidiaries, would have a Material Adverse Effect.

(t) Except as disclosed in the Disclosure Package and the Final Memorandum, no strike, lockout, or work stoppage involving the employees of the Company or any Material Subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(u) Except as disclosed in the Disclosure Package and Final Memorandum, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(v) Except as disclosed in the Disclosure Package and the Final Memorandum, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective officers, in their capacity as such, or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, the Purchased Notes, the Exchange Notes or the Registration Rights Agreement or which are otherwise material in the context of the sale of the Purchased Notes or Exchange Notes; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or, contemplated.

(w) The financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments), and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as otherwise noted therein) and the schedules included or incorporated by reference in the Disclosure Package and Final Memorandum present fairly in all material respects the information required to be stated therein.

(x) Except as disclosed in the Disclosure Package and Final Memorandum, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and Final Memorandum there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(y) The Company is not and, after giving effect to the offering and sale of the Purchased Notes and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, will not be required to register under the Investment Company Act of 1940, as amended.

(z) To the Company’s knowledge, after due inquiry, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Disclosure Package and the Final Memorandum are an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(aa) The capitalization of the Company has not materially changed since the date of the Disclosure Package and Final Memorandum.

(bb) Neither the Company nor any subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Purchased Notes.

(cc) The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as of March 31, 2024, as required by Rule 13a-15 of the Exchange Act.

(dd) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Except as disclosed in the Disclosure Package and Final Memorandum, there are no material weaknesses in the Company’s internal controls.

Any certificate signed by any officer of the Company or any subsidiary and delivered to the Purchasers or to counsel for the Purchasers shall be deemed a representation and warranty by the Company and not the officer in its individual capacity to the Purchasers as to the matters covered thereby.

3. Delivery and Payment. The Company will deliver the Purchased Notes to you for the accounts of the Purchasers at the offices of the Trustee (at the place specified in the Purchase Agreement) against payment of the purchase price by wire transfer to an account specified by the Company or by certified or official bank check or checks in same day or New York or Chicago Clearing House funds drawn to the order of the Company, at the office of the Company, 929 Long Bridge Drive, Arlington, Virginia 22202, at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the “Closing Date.” The Purchased Notes to be delivered will be in definitive fully registered form registered in such minimum denominations, of $2,000 and integral multiples of $1,000 thereof, and in such names as you request in writing not later than 3:00 p.m., New York Time, on the second full business day prior to the Closing Date, or, if no such request is received, in the names of the respective Purchasers in the amounts agreed to be purchased by them pursuant to this Agreement. The Company shall make the Purchased Notes available for checking and packaging at the offices of the Trustee (at the place specified in the Purchase Agreement) prior to the Closing Date and, unless prevented from doing so by circumstances beyond its control, not later than 2:00 p.m., New York Time, on the business day next preceding the Closing Date. If you request that any Purchased Notes be issued in a name or names other than that of the Purchasers agreeing to purchase such Purchased Notes hereunder, the Company shall not be obligated to pay any transfer taxes resulting therefrom. The Purchased Notes may also be represented by a permanent global Note or Notes, registered in the name of The Depository Trust Company, as depositary (the “Depositary”), or a nominee of the Depositary (each such Note represented by a permanent global Note being referred to herein as a “Book-Entry Note”). Beneficial interests in Book-Entry Notes will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary’s participants.

4. Offering by the Purchasers. Each Purchaser acknowledges and agrees that the Purchased Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

5. Covenants of the Company. The Company covenants and agrees with the several Purchasers that:

(a) It will furnish to each Purchaser a copy of each proposed Company Supplemental Disclosure Document to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Company Supplemental Disclosure Document to which the Purchasers reasonably object.

(b) Prior to the Closing Date, if any event relating to or affecting the Company or of which the Company shall be advised in writing by the Purchasers shall occur which, which in the opinion of the Company or your counsel, would require the making of any change in the Disclosure Package or the Final Memorandum so that as thereafter delivered to the Purchasers such Disclosure Package or Final Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly amend or supplement the Disclosure Package or the Final Memorandum by preparing supplement(s) or amendment(s) to the Disclosure Package or the Final Memorandum so that, as supplemented or amended, the Disclosure Package or the Final Memorandum when the Disclosure Package or the Final Memorandum is delivered to a purchaser will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to the Closing Date, the Company will not distribute any amendment or supplement without first providing the Purchasers with such amendment or supplement and having obtained the Purchasers’ consent to the distribution, which consent shall not be unreasonably withheld.

(c) The Company will furnish to you copies of the following documents, in such quantities as you reasonably request (i) the Preliminary Memorandum; (ii) the Disclosure Package; (iii) the Final Memorandum; and (iv) any Company Supplemental Disclosure Document, including all amendments or supplements thereto.

(d) None of the Company, its Affiliates, or any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Purchased Notes under the Securities Act.

(e) Whether or not any sale of the Purchased Notes is consummated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation and printing of the Preliminary Memorandum, any Company Supplemental Disclosure Document, the Disclosure Package and the Final Memorandum (including financial statements and exhibits) and of each amendment thereto, (b) the preparation, and distribution of the Purchased Notes, the Exchange Notes, the Registration Rights Agreement and the Indenture, (c) the delivery of the certificates for the Purchased Notes to the Purchasers, (d) the fees and disbursements of the Company’s counsel and accountants, (e) the delivery to the Purchasers of copies of the Preliminary Memorandum, any Company Supplemental Disclosure Document, the Disclosure Package and the Final Memorandum and the printing and delivery of each amendment or supplement thereto, (f) any fees charged by rating agencies for rating the Purchased Notes, (g) the fees and expenses of the Trustee and any paying agent (including reasonable fees and expenses of any counsel to such parties), (h) any registration of the Exchange Notes under the Exchange Act, and (i) any registration or qualification of the Purchased Notes or the Exchange Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Purchasers relating to such registration and qualification).

If this Agreement is terminated by the Purchasers in accordance with the provisions of Section 7, the Company shall reimburse the Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Purchasers.

(f) The Company will not offer or sell any of its other debt securities which are substantially similar to the Purchased Notes prior to thirty days after the Closing Date, without the consent of the Representatives.

(g) The Company will prepare a final term sheet relating to the offering of the Purchased Notes, containing only the information set forth in Schedule B to the Purchase Agreement.

(h) The Company will advise the Purchasers promptly, and confirm such advice in writing, of the occurrence of any event during the period from the date hereof until the Closing Date as a result of which the Disclosure Package, the Final Memorandum or any Company Supplemental Disclosure Document as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package, the Final Memorandum or any Company Supplemental Disclosure Document is delivered to a Purchaser, not misleading; and of the receipt by the Company of any notice with respect to any suspension of the qualification of the Purchased Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending any such qualification of the Purchased Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(i) The Company will qualify the Purchased Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as you may reasonably designate in consultation with the Company and to maintain such qualifications in effect for a period of not less than a year from the date of the Final Memorandum; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Purchased Notes have been qualified as above provided. The Company will also supply you with such information as is necessary for the determination of the legality of the Purchased Notes for investment under the laws of such jurisdictions as you may request.

(j) The Company will use its reasonable best efforts in cooperation with you to permit the Purchased Notes offered and sold in transactions by you to be eligible for clearance and settlement through The Depository Trust Company.

(k) The Company will apply the net proceeds received by it from the sale of the Purchased Notes in the manner specified in the Disclosure Package and the Final Memorandum under the heading “Use of Proceeds.”

6. Covenants of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

(a) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, any Purchased Notes within the United States or to, or for the account or benefit of, U.S. persons (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of the closing of the offering except:

(i)	in the case of sales to those it reasonably believes to be “qualified institutional buyers” as permitted by Rule 144A under the Securities Act; or

(ii)	in accordance with Rule 903 of Regulation S.

(b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Purchased Notes in the United States by means of general solicitation or general advertising (withing the meaning of Regulation D).

(c) In connection with each sale pursuant to Section 6(a)(i), it has taken or will take reasonable steps to ensure that the purchaser of such Purchased Notes is aware that such sale may be made in reliance on Rule 144A.

(d) Neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Purchased Notes.

(e) It is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and an “accredited investor” (as defined in Rule 501(a) of Regulation D).

(f) It has complied and will comply with the offering restrictions requirement of Regulation S.

(g) At or prior to the confirmation of sale of Purchased Notes (other than a sale of Purchased Notes pursuant to Section 6(a)(i) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Purchased Notes from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Purchased Notes covered hereby have not been registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

7. Conditions of the Obligations of the Purchasers. The obligations of the Purchasers to purchase and pay for the Purchased Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) On the date of execution of the Purchase Agreement and on the Closing Date, you shall have received from Deloitte & Touche LLP, independent registered public accounting firm with respect to the Company within the meaning of the Securities Act, a letter, dated such a date, in form and substance reasonably satisfactory to you containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(b) Subsequent to the date of this Agreement, there shall not have occurred (A) any change or any development involving a prospective change not contemplated by the Disclosure Package as of the date of this Agreement in or affecting particularly the business or properties of the Company which, in the judgment of a majority in interest of the Purchasers including you, materially impairs the investment quality of the Purchased Notes, and (B) (i) any downgrading in the rating of the Purchased Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (registered under Section 15E of the Exchange Act) or (ii) any public announcement that any such organization has under surveillance or review its rating of the Purchased Notes or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook.

(c) You shall have received an opinion, dated the Closing Date, of a counsel for the Company, in substantially the form attached hereto as Exhibit A.

In addition, such counsel shall state that such counsel has participated in conferences with officers, counsel and other representatives of the Company, representatives of the independent registered public accounting firm for the Company and representatives of the Purchasers at which the contents of the Disclosure Package and Final Memorandum and related matters were discussed; and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package and Final Memorandum (except as to the matters referred to in their opinion), on the basis of the foregoing (relying as to matters of fact to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that (a) the Disclosure Package, as amended or supplemented at the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (b) the Final Memorandum, as of its date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial data included in the Disclosure Package or Final Memorandum or incorporated by reference therein).

(d) The Purchasers shall have received from counsel for the Purchasers, an opinion dated the Closing Date, with respect to the matters as the Purchasers shall reasonably request and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

(e) You shall have received a certificate of the Chief Executive Officer, President or any Vice President of the Company and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers shall state, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and (iii) that, subsequent to the date of the most recent financial statements set forth or incorporated by reference in the Disclosure Package or Final Memorandum, there has been no material adverse change, nor any development or event reasonably likely to involve a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth or contemplated in the Disclosure Package or Final Memorandum.

(f) On or prior to the Closing Date, the Company shall have executed and delivered the Supplemental Indenture and the Registration Rights Agreement, in form and substance reasonably satisfactory to the Purchasers, and the Purchasers shall have received executed copies thereof.

(g) The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

In case any such condition shall not have been satisfied, this Agreement may be terminated by you upon notice in writing to the Company without liability or obligation on the part of the Company or any Purchaser, except as set forth in Section 11 hereof.

8. Indemnification.

(a) The Company will indemnify and hold harmless each Purchaser, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), each of its directors and officers and each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Purchaser, Affiliate or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Final Memorandum, any Company Supplemental Disclosure Document (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Purchaser, Affiliate and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser, Affiliate or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to such Purchaser, Affiliate or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum, the Final Memorandum, any Company Supplemental Disclosure Document (or any amendment or supplement thereto), or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under (a) and (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section, except to the extent the indemnifying party has been materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who may, with the consent of the indemnified party, be counsel to the indemnifying party) and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement unless the request is being disputed in good faith. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Notes (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Purchased Notes and the total underwriting discounts and commissions received by the Purchasers in connection therewith, in each case as provided in this Agreement, bear to the aggregate offering price of the Purchased Notes. The Company and the Purchasers and such controlling persons agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers and such controlling persons were treated as one entity for such purpose). Notwithstanding the provisions of this subsection (d), no Purchaser or controlling person shall be required to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchased Notes, purchased by the Purchaser under this Agreement, less the aggregate amount of any damages which such Purchaser or such controlling person has otherwise been required to pay in respect of the same claim or any substantially similar claim. The Purchasers’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchased Notes hereunder and the aggregate principal amount of Purchased Notes which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of Purchased Notes or less, the non-defaulting Purchasers may make arrangements satisfactory to the Company for the purchase of such Purchased Notes by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchased Notes which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Purchased Notes with respect to which such default or defaults occur is more than the above percentage and arrangements reasonably satisfactory to you and the Company for the purchase of such Purchased Notes by other persons are not made within seventy-two hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchased Notes hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Final Memorandum or in any other documents. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Termination. This Agreement may be terminated, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement clearance services in the United States; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in each case in the reasonable judgment of the Purchasers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Purchased Notes on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Final Memorandum.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Notes. If this Agreement is terminated pursuant to Section 7, 9 or 10 or if for any reason the purchase of the Purchased Notes by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(f). In addition, in such event the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect; provided, however, that each Purchaser will use its best efforts to promptly notify each other Purchaser and each dealer and prospective customer to whom such Purchaser has delivered the Final Memorandum for the Purchased Notes by telephone or telegraph, confirmed by letter in either case, of such termination or failure to consummate, including in such notice instructions regarding the continued use of the Disclosure Package, Final Memorandum, or any amendment or supplement thereto.

12. Notices. All communications hereunder will be in writing, and, if sent to the Purchasers will be delivered or telecopied and confirmed to the address furnished in writing for the purpose of such communications hereunder, or, if sent to the Company, will be delivered and confirmed to it, attention of Treasurer, at The Boeing Company, 100 N. Riverside, MC 5003-3648, Chicago, IL 60606-1596, with a copy to Corporate Secretary at the same address.

13. Successors. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Purchased Notes, represents the entire agreement between the Company and the Purchasers with respect to the preparation of the Disclosure Package and Final Memorandum, the conduct of the offering, and the purchase and sale of the Purchased Notes.

(a) The Company acknowledges that in connection with the offering of the Purchased Notes: (i) the Purchasers have acted at arm’s-length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Purchasers owe the Company only those duties and obligations set forth in this Agreement and prior written agreements to the extent not superseded by this Agreement), if any, and (iii) the Purchasers may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Purchased Notes.

16. Construction. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions that would apply the laws of another jurisdiction.

17. Counterparts. This Agreement may be executed in one or more counterparts and it is not necessary that the signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

18. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

EXHIBIT A

[Circulated separately]

EX-A-1